Independent Auditors' Consent


The Board of Trustees
Oppenheimer International Small Company Fund:


We consent to the use of our report dated October 21, 1997 included in the Registration Statement.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Denver, Colorado
November 10, 1997





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